UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2021

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(844) 472-9679

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2021 (the “Closing Date”), SCWorx Corp., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an institutional accredited investor (the “Investor”) for the offering, sale, and issuance (the “Offering”) by the Company of 298,883 shares of its Common Stock, $.001 par value (the “Common Stock”), and a warrant (the “Warrant”) to purchase up to 298,883 shares of Common Stock (the “Warrant Shares”). As a result of the Offering, the Company received aggregate gross proceeds of $535,000. The Offering closed effective September 17, 2021. The Warrant is immediately exercisable for a period of five (5) years at an exercise price of $1.79 per share, and is subject to cashless exercise in certain circumstances.

In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company is required to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) covering the Common Stock and the Warrant Shares (collectively, the “Registrable Securities”) on or prior to the 45th calendar day following the Closing Date (the “Filing Date”). In general, if the required registration statement is not filed by the Filing Date or declared effective by the 90th calendar day after the Closing Date), then, the Company is required to pay the Investor certain cash-based financial penalties.

Additionally, until the 90th day following the earlier of (i) the effectiveness of the Registration Statement under the Securities act of 1933, as amended, and (ii) the date on which the Investor is eligible to freely sell the Registrable Securities under SEC Rule 144, the Company is prohibited from effecting or entering into an agreement to effect any issuance of securities, except under its 2016 Equity Incentive Plan, as amended, subject to certain limitations. Further, at any time on or prior to the first anniversary of the Closing Date, the Company and its Subsidiaries are, with defined exceptions, prohibited from issuing securities to any other “person,” unless the Company shall have first offered to sell such securities to the Investor on the same terms and conditions as is being offered to such other person.

The Company intends to use the net proceeds from the transaction for working capital, and other general corporate purposes, but the Securities Purchase Agreement prohibits the Company from using the proceeds for (i) the satisfaction of any indebtedness of the Company, (ii) the redemption or repurchase of any securities of the Company or (iii) the settlement of any outstanding litigation.

The Common Stock, the Warrant, and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, based on the Investor being an “accredited investor” within the meaning of said Regulation D.

The foregoing description of the Warrant, the Securities Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the forms of the Warrant, the Securities Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1,10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 8.01 Other Events.

On September 23, 2021, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press release, dated September 23, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2021

SCWorx Corp.

By:	/s/ Timothy A. Hannibal
Name:	Timothy A. Hannibal
Title:	Chief Executive Officer

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